Exhibit 4.1

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JGWPT HOLDINGS INC. AND MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF SUCH CERTIFICATE OF INCORPORATION AND THE TERMS HEREOF.  A COPY OF SUCH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS ON FILE WITH THE SECRETARY OF JGWPT HOLDINGS INC. AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID CERTIFICATE OF INCORPORATION AND THE TERMS HEREOF.

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JGWPT HOLDINGS INC. AND THE TERMS HEREOF.

Warrant Certificate No.: 1

Original Issue Date:  November 14 , 2013

FOR VALUE RECEIVED, JGWPT Holdings Inc., a Delaware corporation (the “Company”), hereby certifies that PGHI Corp., or its registered assigns (the “Holder”) is entitled to purchase from the Company 483,217 duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (as defined below) at a purchase price per share of $35.78 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant.  Certain capitalized terms used herein are defined in Section 1 hereof.

1.                                      Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Board” means the board of directors of the Company.

“Business Day” means any day on which banks located in the States of New York and Pennsylvania are not required or authorized by law to remain closed.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A common stock, par value $0.00001 per share, of the Company, and any capital stock into which such Class A Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the Preamble.

“Company’s Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, as amended.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York, New York time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Notice, the Warrant and the Aggregate Exercise Price.

“Exercise Notice” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the Preamble.

“Fair Market Value” means the volume weighted average sale price per share of Common Stock on the New York Stock Exchange on such date, or if the Common Stock is not listed on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, an automated quotation system on which the Common Stock is then listed or authorized for quotation, in each case as reported by Bloomberg Financial Markets (or any successor thereto) through its “Volume at Price” functions and ignoring any block trades (which, for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations and other similar events)), and if the Common Stock is not then listed on a national securities exchange or authorized for quotation on an automated quotation system, such value as the Board, in its reasonable discretion, shall determine.

“Holder” has the meaning set forth in the Preamble.

“Management Stock Option Plans” means the JGWPT Holdings Inc. 2013 Omnibus Incentive Plan, as and to the extent adopted by the Company, and any other equity compensation plan adopted by the Board.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means November 14, 2013.

“Original Price” has the meaning set forth in Section 4(a).

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“PGHI Warrants” means the warrants originally issued by the Company on the Original Issue Date, as the same may be replaced, amended or modified from time to time.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.                                      Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time beginning on the date that is one hundred eighty (180) days immediately following the Original Issue Date and prior to 5:00 p.m., New York Time, on January 8, 2022 (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3.                                      Exercise of Warrant.

(a)                                 Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, and unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates representing Warrant Shares shall be deemed to have been issued, and the holder or transferee so designated in the Exercise Notice shall be deemed to have become the holder of record of such Warrant Shares for all purposes, as of the close of business on the date on which the Holder:

(i)                                     surrenders this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction, together with an appropriate bond if requested by the Company), together with an Exercise Notice in the form attached hereto as Exhibit A (each, an “Exercise Notice”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii)                                  makes payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)                                 Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Notice, by the following methods:

(i)                                     by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)                                  by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; provided that the method set forth in this clause (ii) shall be permitted only so long as the Common Stock is listed for trading on the New York Stock Exchange or another national securities exchange;

(iii)                               by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company or JGWPT Holdings, LLC having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof, including accrued and unpaid dividends, and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

(iv)                              any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (ii), (iii), or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up or down to the nearest whole share and the Company shall make a cash payment to the Holder

(by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (ii)(y) above.

(c)                                  Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Notice, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, or evidence that Warrant Shares have been issued in book-entry form, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof.  Any stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to compliance with Section 6 below, such other Person’s name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)                                 Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder otherwise would be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)                                  Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f)                                   Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this warrant, the Company hereby represents, covenants and agrees:

(i)                                     This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)                                  All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)                               The Company shall take all such actions as may be reasonably necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation.

(iv)                              At any time that the Common Stock is listed or qualified on a national securities exchange, the Company shall take all such actions as may be reasonably necessary to ensure that all shares of Common Stock into which the Warrant Shares may be converted are issued without violation by the Company of any requirements of such U.S. securities exchange and shall use its reasonable best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on such U.S. securities exchange (subject to official notice of issuance which shall be immediately delivered by the Company promptly upon each such issuance).

(g)                                  Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering of securities of the Company or a direct or indirect sale of the Company (pursuant to a merger, sale of stock, sale of all or substantially all of the assets of the Company, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)                                 Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable from time to time upon the exercise of this Warrant.  The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

4.                                      Adjustment to Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a)                                 Adjustment to Number of Warrant Shares for Dividends, Subdivisions and Combinations Involving the Common Stock. If the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock by way of a stock split, stock dividend or otherwise, or consolidate its outstanding shares of Common Stock into a smaller number of shares of Common Stock, as applicable (any such event being herein called a “Stock Reorganization”), then (i) the Exercise Price shall be adjusted, effective at the close of business on the effective date of such Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Stock Reorganization, and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before giving effect to such Stock Reorganization.

(b)                                 Other Dividends and Distributions. If the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock), cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4(b) with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.

(c)                                  Adjustment to Number of Warrant Shares for Reclassifications, Consolidations and Mergers Involving the Company. In the event of any (i) reclassification of the stock of the Company, (ii) consolidation or merger of the Company with or into another Person, (iii) sale of all or substantially all of the Company’s assets to another Person or (iv) other similar transaction (other than any such transaction covered by Section 4(a) or Section 4(b)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise; and, in such case, appropriate adjustment shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant.  Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(c), the Holder shall have the right to elect prior to the consummation of such event or transaction, to exercise this Warrant as provided in Section 2 instead of giving effect to the provisions contained in this Section 4(c) with respect to this Warrant.

(d)                                 Certificate as to Adjustment.  As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than three (3) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(e)                                  Notices.

(i)                                     In the event:

a.                                 that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

b.                                 that there shall be any transaction that is referenced in Section 4(c); or

c.                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder as soon as reasonably practicable a written notice specifying, as the case may be, (A) the record date for such dividend, distribution or other right, and a description of such dividend, distribution or other right, or (B) the effective date on which such dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.  In the case of any action that would require the fixing of a record date referenced in clause (a) above, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other actions referenced in clauses (b) and (c) above, such notice shall be given at least twenty (20) days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(ii)                                  The Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

5.                                      Holder’s Rights

(a)                                 Information Rights:  For so long as the Company is required to file periodic reports with the Commission, the Company shall deliver to the Holder all quarterly and annual financial information that is required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent accountants; provided that the availability of the Company’s filings on the Commission’s web site shall be deemed to satisfy the requirements of this Section 5(a).

(b)                                 Registration Rights.  The Warrant Shares shall be considered Registrable Securities, as such term is defined in the Registration Rights Agreement, dated as of November 14, 2013 (the “Registration Rights Agreement”), by and among the Company, the Holder, and certain stockholders of the Company, and the Holder shall be entitled to receive the notices contemplated by, and exercise the registration rights afforded under, Article II of the Registration Rights Agreement, the provisions of which shall apply mutatis mutandis to the Holder and the Warrant Shares issuable hereunder as though the Holder were a party thereto.

6.                                      No Transfer of Warrant. The Holder shall not Transfer (as defined below) this Warrant without the prior written consent of the Company, except for a Transfer to a Permitted Transferee (as defined below) of such Holder; provided, however, that prior to any Transfer of this Warrant by such Holder, the Permitted Transferee shall agree in writing to take such Warrant subject to, and to comply with, all of the provisions of this Warrant, a copy of which agreement shall be on file with the Secretary of the Company and shall include the address of such Permitted Transferee to which notices hereunder shall be sent.  As used herein, the following terms shall have the following meanings: (i) “Permitted Transferee” shall have the meaning ascribed to such term in clause (b) of the definition thereof in the Amended and Restated Limited Liability Company Agreement, dated as of November 13, 2013, of JGWPT Holdings, LLC (the “Amended and Restated Operating Agreement”); and (ii) “Transfer” shall have the meaning ascribed to such term in the Amended and Restated Operating Agreement (substituting, for this purpose, the term “Warrant” for the term “Interests” as used therein). Any attempt to Transfer this Warrant except in accordance with the foregoing shall be void ab initio.  Subject to the Transfer restrictions set forth above and referred to in the legend endorsed hereon, this Warrant and all rights hereunder shall be transferable as provided above, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the Permitted Transferee or Permitted Transferees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new

Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

7.                                      Holder Not Deemed a Stockholder; Limitations on Liability. Prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

8.                                      Replacement on Loss; Division and Combination.

(a)                                 Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at the Holder’s expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity or bond shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)                                 Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any Transfer which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant as to any Transfer which may be involved in such division or combination, the Company shall at the Holder’s expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

9.                                      Compliance with the Securities Act.

(a)                                 Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 9 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (“TRANSFERRED”) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JGWPT HOLDINGS INC. AND MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF SUCH CERTIFICATE OF INCORPORATION AND THE TERMS HEREOF.  A COPY OF SUCH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IS ON FILE WITH THE SECRETARY OF JGWPT HOLDINGS INC. AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE AMENDED AND RESTATED  CERTIFICATE OF INCORPORATION OF JGWPT HOLDINGS INC. AND THE TERMS HEREOF.

10.                               Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(a)                                 The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(b)                                 The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(c)                                  The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

11.                               Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.  The Company reserves the right to amend this Warrant at any time and from time to time in order to appoint a warrant agent to act as agent for the Company with respect to the Warrant, with the Company providing reasonable compensation for the services of any such warrant agent.

12.                               Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	JGWPT Holdings Inc. 201 King of Prussia Road, Suite 501 Radnor, PA 19087-5148 Facsimile: (855) 285-5089 E-mail: skirkwood@jgwpt.com Attention: Stephen Kirkwood, Esq.

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP 920 N. King St. Wilmington, DE 19801 Facsimile: (651) 552-3240 Email: steven.daniels@skadden.com Attention: Steven J. Daniels, Esq.

If to PGHI:	PGHI Corp. 6465 E. Johns Crossing. Suite 200 Johns Creek, GA 30097 Facsimile: Email: craiglessner@gmail.com

Attention: Craig Lessner, Esq.

with a copy to:	Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Facsimile: (646) 848 8902 E-mail: stephen.besen@shearman.com Attention: Stephen M. Besen, Esq.

13.                               Cumulative Remedies. Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.                               Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.                               Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and such other agreements, the statements in the body of this Warrant shall control.

16.                               Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17.                               No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18.                               Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19.                               Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20.                               Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21.                               Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule thereof.

22.                               Submission to Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, or relating in any manner to, this Agreement must be brought against any of the parties in the Court of Chancery of the State of Delaware in and for New Castle County or, if the Court of Chancery lacks subject matter jurisdiction, in another court of the State of Delaware, County of New Castle, or in the United States District Court for the District of Delaware, and each of the parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

23.                               Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

24.                               Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25.                               No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

JGWPT HOLDINGS INC.

		By:	/s/ Randi K. Sellari
		Name:	Randi K. Sellari
		Title:	President

Accepted and agreed,

PGHI CORP.

By:	/s/ James D. Terlizzi
Name:	James D. Terlizzi
Title:	Chief Executive Officer

Exhibit A

Exercise Notice

EXERCISE NOTICE

To:	JGWPT Holdings Inc.	Dated:
201 King of Prussia Road, Suite 501
Radnor, PA 19087-5148
Attn: General Counsel

The undersigned, pursuant to the provisions set forth in the attached Warrant No. 1 hereby irrevocably elects to purchase                    shares of the Common Stock covered by such Warrant and herewith makes payment of $                        , representing the full purchase price for such shares at the price per share provided for in such Warrant.  All capitalized terms used herein without definition shall have the same meaning herein as in used in the attached Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant.  Such payment takes the form of (check applicable box or boxes):

☐                                    by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

☐                                    by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; provided that this method shall be permitted only so long as the Common Stock is listed for trading on the New York Stock Exchange or another national securities exchange;

☐                                    by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof, including accrued and unpaid dividends, and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

☐                                    or any combination of the checked boxes above, as detailed below:

Signature:

Name (print):

Title (if applic.):

Company (if applic.):

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Exhibit B

Assignment

ASSIGNMENT

(To be executed only upon the assignment of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto [                   ], whose address is [                                              ], all of the rights of the undersigned under the within Warrant, with respect to [      ] shares of Common Stock of JGWPT Holdings Inc. and, if such shares shall not include all the Warrant Shares issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of Warrant Shares not being transferred hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b)[                         ], whose address is [                                ], and does hereby irrevocably constitute and appoint [                              ] Attorney to register such transfer on the books of JGWPT Holdings Inc. maintained for the purpose, with full power of substitution in the premises.

NOTICE:

Dated: [                      ,    ].

[ ]

By
(Signature of Holder)

NOTICE:                                            The signature on this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

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